POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of (i)

Stephanie S. Greisch, Kimberly K. Bovier and Bradley R.

Gabriel, and (ii) Robert J. Minkus, Nicholas M. Tipsord,

Brian M. Spangler and Carlen Sellers of Schiff Hardin LLP,

or any of the foregoing persons acting singly, and with

full power of substitution, as the undersigned's true and

lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer of Northern Trust

Corporation, a Delaware corporation (the "Corporation"),

Forms 3, 4, 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules thereunder

and Form 144 under Rule 144 under the Securities Act of 1933;

(2) do and perform any and all acts for and on behalf

of the undersigned which may be necessary or desirable to

complete and execute any such Form 3, 4, 5, or 144 and

complete and execute any amendment or amendments thereto, and timely file any such form with the United States Securities

and Exchange Commission and any stock exchange or

similar authority; and

(3) take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of

such attorney-in-fact, may be of benefit to, in the

best interest of, or legally required by, the

undersigned, it being understood that the documents

executed by such attorney-in-fact on behalf of the

undersigned pursuant to this Power of Attorney shall

be in such form and shall contain such terms and

conditions as such attorney-in-fact may approve in

such attorney-in-fact's discretion.

The undersigned hereby grants to each such

attorney-in-fact full power and authority to do and

perform any and every act and thing whatsoever

requisite, necessary, or proper to be done in the

exercise of any of the rights and powers herein

granted, as fully to all intents and purposes

as the undersigned might or could do if personally

present, with full power of substitution or

revocation, hereby ratifying and confirming all

that such attorney-in-fact, or such attorney-in-

fact's substitute or substitutes, shall lawfully

do or cause or have caused to be done by virtue

of this Power of Attorney and the rights and

powers herein granted.  The undersigned

acknowledges that the foregoing attorneys-in-fact,

in serving in such capacity at the request of the

undersigned, are not assuming, nor is the

Corporation assuming, any of the undersigned's

responsibilities to comply with Section 16 of

the Securities Exchange Act of 1934 or Rule 144

of the Securities Act of 1933.

This Power of Attorney shall supercede any power

of attorney previously granted by the

undersigned with respect to the subject matter

herein and shall remain in full force and effect

until the undersigned is no longer required to

file Forms 3, 4, 5 and 144 with respect to the

undersigned's holdings of, and transactions in,

securities issued by the Corporation, unless

earlier revoked by the undersigned in a signed

document delivered to the Corporation.

IN WITNESS WHEREOF, the undersigned has caused

this Power of Attorney to be executed as of this

8th day of Setpember, 2014.

/s/ Susan Gillian Pembleton